Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Amendment No. 2 to Registration Statement No. 333-189429 of our report dated July 11, 2013, relating to the financial statement of City Ventures, Inc. appearing in the Prospectus, which is part of this Registration Statement.

We also consent to the reference to us under the headings “Selected Financial Data” and “Experts” in such Prospectus.

/s/ DELOITTE & TOUCHE LLP

Costa Mesa, California

August 16, 2013